Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement on Form S-3 (File No. 333-275396) pertaining to the Myriad Genetics, Inc. shelf registration for the sale of common stock, preferred stock, depository shares, debt securities, and warrants,
2.Registration Statements on Form S-8 (File No.’s 333-185325 and 333-265441) pertaining to the Myriad Genetics, Inc. Amended and Restated 2012 Employee Stock Purchase Plan,
3.Registration Statement on Form S-8 (File No. 333-286901) pertaining to the Myriad Genetics, Inc. Restricted Stock Unit Agreement and Performance-Based Restricted Stock Unit Agreement, each dated as of May 1, 2025,
4.Registration Statement on Form S-8 (File No. 333-245718) pertaining to the Myriad Genetics, Inc. Non-Qualified Stock Option Agreement, Performance-Based Non-Qualified Stock Option Agreement, Restricted Stock Unit Agreement, and Performance-Based Restricted Stock Unit Agreement,
5.Registration Statements on Form S-8 (File No.’s 333-222913, 333-229574, 333-236324, 333-254337, 333-272327, and 333-287804) pertaining to the Myriad Genetics, Inc. 2017 Employee, Director and Consultant Equity Incentive Plan, as amended,
6.Registration Statements on Form S-8 (File No.’s 333-171994, 333-179281, 333-185325, 333-193767, 333-209354 and 333-215959) pertaining to the Myriad Genetics, Inc. 2010 Employee, Director and Consultant Equity Incentive Plan, as amended, and
7.Registration Statements on Form S-8 (File No.’s 333-115409, 333-120398, 333-131653, 333-140830, 333-150792, 333-157130 and 333-164670) pertaining to the Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan, as amended;

of our reports dated February 24, 2026 with respect to the consolidated financial statements of Myriad Genetics, Inc. and the effectiveness of internal control over financial reporting of Myriad Genetics, Inc. included in this Annual Report (Form 10-K) of Myriad Genetics, Inc. for the year ended December 31, 2025.
/s/ Ernst & Young LLP
Salt Lake City, UT
February 24, 2026